EXHIBIT 21.1
                              LIST OF SUBSIDIARIES

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   SUBSIDIARY                                      STATE OF INCORPORATION     DOES BUSINESS AS
------------------------------------------------   -------------------------- ------------------------
   Arch Canada Inc.                                 Ontario, Canada
   Arch Wireless Communications Enterprises LLC     Delaware                  Arch Wireless Holdings
   Arch Wireless Communications, Inc.               Delaware
   Arch Connecticut Valley, Inc.                    Massachusetts             Arch Wireless Holdings
   Arch Wireless Holdings, Inc.                     Delaware                  Arch Wireless Holdings
   Benbow Investments, Inc.                         Delaware
   MobileMedia Communications, Inc.                 Delaware
   MobileMedia Communications Corporation of
     America, Inc.                                  Delaware                  Arch Wireless Holdings
   MobileMedia License Co., LLC                     Delaware
   Paging Network, Inc.                             Delaware
   PageNet SMR Sub, Inc.                            Delaware
   Paging Network Canadian Holdings, Inc.           Delaware
   PageNet, Inc.                                    Delaware                  PageNet
   Paging Network of America, Inc.                  Delaware
   Paging Network of Colorado, Inc.                 Delaware                  PageNet
   Paging Network of Northern California, Inc.      Delaware
   Paging Network of Michigan, Inc.                 Delaware                  PageNet
   Paging Network Finance Corp.                     Delaware
   Paging Network International, Inc.               Delaware
   Paging Network of San Francisco, Inc.            Delaware                  PageNet
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